                                                                   EXHIBIT 10.14




                            BUILDING LOAN AGREEMENT



                         Dated as of October 29, 1999

                                    between

                         KEYBANK NATIONAL ASSOCIATION,

              a national banking association having its principal
             office at 88 East Broad Street, Columbus, Ohio 43215

                                  ("Lender")

                                      and

                        GALYAN'S TRADING COMPANY, INC.,

            an Indiana corporation, having its principal office at
               2437 East Main Street, Plainfield, Indiana 46168

                                 ("Borrower")

                                   ARTICLE I

                       Particular Terms and Definitions
                       --------------------------------


     1.1 The following terms, as used herein, shall have the following meanings:

     "Aggregate Change Order Amount"  -- Twenty Five Thousand Dollars
      -----------------------------
($25,000.00).

     "Borrower's Architects" -- The architects and/or engineers approved by
      ---------------------
Lender who are responsible for preparing the Plans and supervising construction of the Improvements, and any successor engaged with Lender's consent.

     "Change Orders" -- Any amendments or modifications to the Plans, General
      -------------
Contract or Subcontracts.

     "Commitment Fee" -- Twenty-Six Thousand Two Hundred Fifty Dollars
      --------------
($26,250.00).

     "Completion Date" -- The date which is the earlier of (i) the date required
      ---------------
under the terms of the Ground Lease or (ii) April 1, 2001.

     "Construction Completion" -- Completion of construction of the Project,
      -----------------------
including, without limitation, all fixturing and all interior finish work necessary for operation, maintenance and use of the Project, pursuant to the Plans and in compliance with the requirements of the Loan Documents, the Ground Lease and all applicable building and zoning codes, laws, ordinances and approvals and shall be evidenced by (i) the issuance of a Certificate of Occupancy for the Project from the appropriate Governmental Authorities, (ii) the receipt of all required permits and licenses for the operation, use and enjoyment of the Project, (iii) the issuance of a Certificate of Substantial Completion on A.I.A Document G704 by Borrower's Architect, (iv) the approval of construction by Lender's inspecting architect, (v) full disbursement of the Loan, or in the alternative, Borrower shall have waived in writing the right to any further advances of the Loan, (vi) completion of construction of all interior finishes of the Project and satisfaction of the Equity Requirement, and
(vii) commencement by Borrower of the operation of its business within the Project.

     "Construction Loan Checking Account" -- A separate non-interest bearing
      ----------------------------------
checking account with Lender which shall not be drawn upon except to pay Hard Costs and Soft Costs approved by Lender.

     "Draw Request" -- A statement by Borrower on AIA Form G702/703 or other
      ------------
form acceptable to Lender and executed by Borrower's Requisition Agent setting forth the amount of the Loan advance requested in each instance and including:

       (a) lien waivers (in the form of Exhibit "C" attached hereto and incorporated herein) from the General Contractor for all work performed through the date of the Draw Request ("Lien Waivers");

        (b) Lien Waivers from all Subcontractors for all work performed through the date of the immediately preceding Draw Request;

        (c) proof of payment of all Soft Costs covered by the immediately preceding Draw Request; and

        (d) bills or invoices for all Soft Costs covered by the Draw Request.

  "Equity Requirement" -- The requirement set forth in Section 7.1 of this
   ------------------
Agreement that Borrower contribute equity to the Project in an amount sufficient to cause Construction Completion.

  "Financial Statements" - Statements of the assets, liabilities (direct or
   --------------------
contingent), income, expenses and cash flow of Borrower and each Guarantor, as required by the Mortgage and Guaranty.

  "General Contractor"; "General Contract" -- Any general contractor engaged by
   ------------------
Borrower and approved by Lender under any General Contract; any contract (together with all riders, addenda and other instruments referred to therein as "Contract Documents") between Borrower and the General Contractor which requires the General Contractor to provide, or supervise or manage the procurement of, substantially all labor and materials needed for completion of the Improvements.

  "Governmental Authorities" -- The United States, the state in which the
   ------------------------
Premises are located and any political subdivision, agency, department, commission, board, bureau or instrumentality of either of them, including any local authorities, which exercises jurisdiction over the Premises or the Improvements.

  "Ground Lease" -- That certain Shopping Center Lease Agreement dated June
   ------------
1999, by and between Pyramid Company of Buffalo and Borrower which is evidenced by that certain Memorandum of Shopping Center Lease Agreement recorded on September 7, 1999, in Liber 10956 of Deeds at Page 8304 with the Erie County, New York, Clerk's Office.

  "Guarantor" -- The Limited, Inc., a Delaware corporation, which has guaranteed
   ---------
Construction Completion on or before the Completion Date pursuant to the terms of the Guaranty.

  "Guaranty" -- The guaranty of the Construction Completion on or before the
   --------
Completion Date which shall be executed by Guarantor.

  "Hard Costs" -- The aggregate costs of all labor, materials, equipment,
   ----------
fixtures and furnishings necessary for completion of the Improvements.

  "Improvements"; "Project" -- The improvements to be constructed by Borrower on the Premises pursuant to the terms and conditions of this Agreement, which improvements shall consist of the construction of a 80,000 square foot Galyan's Trading Company Store, including, without limitation, all fixturing and finish work necessary for full operation and use of the same.

      "Initial Advance" -- The first advance of Loan proceeds to be made
       ---------------
hereunder.

      "Leases" -- Any leases for space of the rentable area of the Improvements.
       ------

      "Loan" -- The Loan to be advanced by Lender to Borrower pursuant to the
       ----
terms and conditions of this Agreement.

      "Loan Amount" -- Five Million Two Hundred Fifty Thousand Dollars
       -----------
(5,250,000.00).

      "Loan Budget Amounts" -- The portion of the Loan Amount set forth in the
       -------------------
Project Budget to be advanced for each line item and category of Hard Costs and Soft Costs.

      "Mortgage" -- That certain Mortgage, Assignment of Rents and Security
       --------
Agreement to be made by Borrower to Lender to secure the Note and any sums in addition to the Loan Amount advanced by Lender for completion of the Improvements.

      "Mortgaged Property" -- The Premises and other property constituting the
       ------------------
"Mortgaged Property," as said quoted term is defined in the Mortgage.

      "Note" -- That certain Mortgage Note for the principal sum equal to the
       ----
Loan Amount to be made by Borrower to Lender to evidence the Loan.

      "Plans" -- All final drawings, plans and specifications prepared by
       -----
Borrower, Borrower's Architects, the General Contractor or Subcontractors, and approved by Lender, which describe and show the labor, materials, equipment, fixtures and furnishings necessary for the construction of the Improvements, including all amendments and modifications thereof made by approved Change Orders (and also showing minimum grade of finishes and furnishings for all areas of the Improvements to be leased or sold in ready-for-occupancy conditions).

      "Premises" -- The real property described on Exhibit "A" to the Mortgage
       --------
and Exhibit "E" attached hereto, upon all or part of which the Improvements are to be constructed.

      "Project Budget" -- The statement attached hereto as Exhibit "A" setting
       --------------
forth, by line item and category, the Hard Costs and Soft Costs of completion of the Improvements.

      "Requisition Agent" -- Robert A. Stout who is hereby authorized by
       -----------------
Borrower to execute and deliver each Draw Request.

      "Retainage Percentage" -- Ten percent (10%) to be reduced to five percent
       --------------------
(5%) upon substantial completion of the Project, provided (i) substantial completion is achieved within the contract period specified within the General Contact and (ii) the General Contractor has executed a lien waiver for all work through substantial completion.

    "Retained Amounts" -- The greater of the Retainage Percentage of the Hard
     ----------------
Costs or the actual retained amounts specified on the Draw Request.

    "Single Change Order Amount" - Five Thousand Dollars ($5,000.00).

    "Soft Costs" -- All costs of acquisition of the Premises and completion of the Improvements other than Hard Costs, including, without limitation, architects' and attorneys' fees, ground rents, interest, real estate taxes, survey costs and insurance premiums.

    "Subcontractor"; Subcontract" -- Any subcontractor or supplier engaged by
     ---------------------------
the General Contractor and any contractor other than the General Contractor or supplier engaged by Borrower, under one or more contracts or work orders; any such contract or work order.

    "Title Insurer" -- The issuer(s), approved by Lender, of the title insurance
     -------------
policy or policies insuring the Mortgage.


                                  ARTICLE II

                                 Loan Advances
                                 -------------

    2.1 Subject to the provisions of this Agreement, Lender will advance and Borrower will accept the Loan Amount in installments as follows:

        The Initial Advance will be made upon the satisfaction of the applicable conditions set forth in Article III hereof, and all subsequent advances shall be made monthly thereafter, upon satisfaction of the applicable conditions set forth in Article IV hereof, in amounts which shall be equal to the aggregate of the Hard Costs and Soft Costs incurred by Borrower through the end of the period covered by the Draw Request less:
                            ----

        (a) the Retained Amounts; and
                                  ---

        (b) the total of the Loan advances theretofore made;
and, at the election of Lender, less any combination of the following further
---                             ----
amounts:

        (c) all or a portion of the amount by which any Hard Costs or Soft Costs are or are reasonably estimated by Lender to be greater than the respective Loan Budget Amounts for such costs; and

        (d) any costs covered by the Draw Request not approved, certified or verified as provided in Section 2.2 hereof, any Soft Costs covered by a previous Draw Request for which proof of payment has not been received by Lender, and any Hard Costs covered by a previous Draw Request for which Lien Waivers have not been received by Lender.

    2.2 Hard Costs are to be certified by the General Contractor. Verification of the monthly progress and Hard Costs and Soft Costs which have been incurred by Borrower shall be subject to the reasonable approval and verification by Lender. Lender reserves the right to utilize its own in-house engineers, architects and inspectors for purposes of such inspections, verifications and approvals, and to engage the services of independent contractors, engineers, architects or inspectors where Lender so desires, and Borrower agrees to assume and pay all costs, including, without limitation, fees and travel expenses, associated with each engineer, architect, contractor and inspector, in-house and independent.

    2.3 All advances to Borrower are to be made at Lender's principal office or at such other place as Lender may designate and shall be deposited in the Construction Loan Checking Account. Draw Requests shall be received by Lender at least five (5) business days prior to the date of the requested advance. Lender may, at Lender's sole discretion and at Borrower's expense, make any or all advances through the Title Insurer, in which case interest shall accrue to Lender from the time such funds are deposited with the Title Insurer.

    2.4 Retained Amount not advanced pursuant to Section 2.1 hereof during the course of construction of the Improvements shall be advanced upon the satisfaction of the conditions set forth in Section 4.2 hereof. Loan Budget Amounts for Soft Costs not advanced prior to completion of construction of the Improvements shall be advanced until exhausted, not more frequently than once a month, for Soft Costs as incurred after such completion.

    2.5 Lender shall not make Loan advances for building materials or furnishings which are stored but not yet affixed to or incorporated into the Improvements.

    2.6 Lender may, in its sole discretion, accelerate all or any portion of the amounts to be advanced hereunder without regard to Borrower's satisfaction of the conditions to its entitlement to Loan proceeds and no person dealing with Borrower or the General Contractor or any other person shall have standing to demand any different performance from Lender.

    2.7 If at any time the undisbursed balance of the Loan Budget Amount for any line item or category of cost shown on the Project Budget is, in Lender's reasonable judgment, excessive, the excess may be reallocated to any other Loan Budget Amount balance which Lender reasonably deems to be insufficient, and if Lender determines all such other line items or cost categories sufficient, Lender shall reallocate such savings to the General Contingency line item.

    2.8 A drawing under any letter of credit which Lender has issued or hereafter issues in connection with the Premises or Improvements, irrespective of the account party thereunder, shall constitute an advance of Loan proceeds under this Agreement and the amount thereof shall be evidenced and secured, respectively, by the Note and Mortgage. The issuance of any such letter of credit shall effect a reduction, by the amount and during the existence thereof, of available Loan proceeds and Lender, in its reasonable discretion, shall allocate such reduction to the Loan Budget Amounts which it deems most appropriate.

                                  ARTICLE III

              Conditions Precedent to Lender's Obligation to Make
                              the Initial Advance
              ---------------------------------------------------

    3.1 Lender shall not be obligated to make the Initial Advance until the following conditions shall have been satisfied:

        (a) Lender shall have received and approved the items specified in
Section 3.2 below;

        (b) The representations and warranties made in Article V hereof shall be true and correct on and as of the date of the Initial Advance with the same effect as if made on such date;

        (c) Existing improvements on the Premises, if any, shall not have been materially injured or damaged by fire or other casualty unless Lender shall have received insurance proceeds sufficient in the reasonable judgment of Lender to effect the satisfactory restoration of the said improvements and to permit completion of said improvements prior to the Completion Date pursuant to terms of disbursement satisfactory to Lender; and

        (d) There shall exist no Event of Default which is continuing, as therein defined, under the Note or Mortgage, or any event or state of facts which after notice or the passage of time, or both, could give rise to such an Event of Default.

3.2 The items to be received and approved by Lender prior to the Initial Advance shall be:

        (a) The Commitment Fee, to be retained by Lender whether or not any advances are made under this Agreement;

        (b) The executed Note, Mortgage, Guaranty, Borrower's Closing Certificate, this Agreement and UCC-1 Financing Statements relating to the Mortgaged Property and any other documents to be executed in connection with, or property given as security for the Loan;

        (c) A paid title insurance policy, in the amount of the Note, in form approved by Lender, issued by the Title Insurer which shall insure the Mortgage to be a valid lien on Borrower's leasehold interest in the Premises pursuant to the Ground Lease free and clear of all defects and encumbrances except those previously approved by Lender, and shall contain:

        (i)  full coverage against mechanics' liens (filed and inchoate);

        (ii) a reference to the survey but no survey exceptions except those theretofore approved by Lender; and

        (iii) a pending disbursements clause in the form of Exhibit "B" hereto;

   (d) A survey (current to within thirty (30) days of the Initial Advance) of the Premises certified to Lender and the Title Insurer;

   (e) The policies of hazard insurance required by the Mortgage (together with evidence of the payment of the premiums therefor) which policies will contain an endorsement specifically providing that, in the case of any damage, all insurance proceeds will be paid to Lender in accordance with the terms and conditions of the Mortgage,

   (f) Copies of the following documents with respect to Borrower and Guarantor (as applicable):

        (i) a good-standing certificate from the state of its incorporation and, as to Borrower only, from the state in which the Premises are located;

        (ii) certified copies of the articles of incorporation and by-laws or code of regulations;

        (iii) resolutions, certified by the corporate secretary, of the shareholders or directors of the corporation authorizing the consummation of the transactions contemplated hereby or by the Guarantor of Guaranty; and

        (iv) a certificate of the corporate secretary as to the incumbency of the officers executing this Agreement, the Guaranty or any of the other documents (as applicable) required hereby;

   (g) An opinion of Borrower's counsel and Guarantor's counsel, which opinion shall be in form and content satisfactory to Lender;

   (h) Current Financial Statements and such other financial data as Lender shall require;

   (i) A copy of the Ground Lease, which has been approved by Lender, and an Estoppel Certificate from the lessor under the Ground Lease which is satisfactory to Lender in its sole discretion;

   (j) A copy of the following documents, each of which shall be in form and content acceptable to Lender, (i) General Contract; (ii) all Subcontracts requested by Lender; (iii) Borrower's agreement with Borrower's Architect; and
(iv) any management agreement or franchise agreement relating to the Premises and Improvements;

   (k) Assignments of all contracts form Borrower to Lender and acknowledgments of and consents to such assignments of all contracts required to be provided to Lender as set forth in subsection (j) of this Section;

   (l) An apprisal of the Premises and Improvements;

   (m) A progress schedule or chart showing the interval of time over which each item of Hard Costs is projected to be incurred or paid;

   (n) The Project Budget;

   (o) A Draw Request for the Initial Advance;

   (p) The Plans;

   (q) Evidence satisfactory to Lender, to the effect that: (i) the Plans have been approved by Governmental Authorities and the lessor under the Ground Lease, if required by the Ground Lease; (ii) the Improvements as shown by the Plans will comply with applicable zoning ordinances and regulations; (iii) a General Contract and/or Subcontracts are in effect which satisfactorily provide for the construction of the Improvements; (iv) all roads and utilities necessary for the fully utilization of the Improvements for their intended purposes have been completed or the presently installed and proposed roads and utilities will be sufficient for the full utilization of the Improvements for their intended purposes; and (v) the construction of the Improvements theretofore performed, if any, was performed in accordance with the Plans;

   (r) Copies of all inspection and test records and reports made by or for Borrower's Architects;

   (s) Copies of the applicable zoning resolutions, ordinances and map (marked to show the location of the Premises), certified by an appropriate official to be complete and accurate;

   (t) Copies of any and all authorizations including plot plan and subdivision approvals, zoning variances, sewer, building and other permits required by Governmental Authorities for the construction, use, occupancy and operation of the Mortgaged Property or the Improvements for the purposes contemplated by the Plans in accordance with all applicable building, environmental, ecological, landmark, subdivision and zoning codes, laws and regulations;

        (u) Letters form local utility companies or Governmental Authorities stating that gas, electric power, sanitary and storm sewer and water facilities and any other necessary utilities will be available to service the Premises in adequate capacities upon completion of construction of the Improvements, and that the same shall enter the Premises through public rights-of-way or through recorded private easements reviewed and approved by Lender;

        (v) A site plan (showing all necessary approvals, utility connections and site improvements);

        (w) An environmental site assessment; and

        (x) An original Verified Statement Under Oath Pursuant to Section 22 of Lien Law of the State of New York attached hereto as Exhibit "D" and incorporated herein by this reference.

                                  ARTICLE IV

               Conditions Precedent to Lender's Obligation to
                    Make Advances After the Initial Advance
               ------------------------------------------------

4.1 Lender's obligation to make Loan advances after the Initial Advance shall be subject to the satisfaction of the following conditions:

        (a) Any requirement of Article III that has not been satisfied or waived in writing by Lender must be satisfied;

        (b)  Lender shall have received a Draw Request for the advance;

        (c) Lender shall have received a continuation report or endorsement to the title policy insuring the Mortgage to the date of such advance, in the form approved by Lender and setting forth no additional exceptions except those approved by Lender;

        (d) For any advance immediately subsequent to the completion of the foundation of any building, Lender shall have received a survey certified to Lender and the Title Insurer, indicating the location of each such foundation, and updated, with respect to all relevant requirements and information, to within ten (10) days of the advance;

        (e) The representations and warranties made in Article V hereof shall be true and correct on and as of the date of the advance with the same effect as if made on such date;

        (f) There shall exist no Event of Default which shall be continuing, as therein defined under the Note or Mortgage, or any event or state of facts which after notice or the passage of time, or both, could give rise to such an Event of Default; and

        (g) Existing improvements on the Premises, if any, shall not have been materially injured or damaged by fire or other casualty unless Lender shall have received insurance proceeds sufficient in the reasonable judgment of Lender to effect the satisfactory restoration of the said improvements and to permit completion of said improvements prior to the Completion Date pursuant to terms of disbursement satisfactory to Lender.

   4.2 In the case of the final Hard Costs advance as provided in Section 2.4 hereof, Lender shall also have received and approved:

     (a) Evidence satisfactory to Lender to the effect that construction of the Improvements has been completed and any necessary utilities and roads have been finished and made available for use, in accordance with the Plans, and that all approvals have been received from all Governmental Authorities of the Improvements in their entirety for permanent occupancy, and of the contemplated uses thereof, to the extent any such approval is a condition of the lawful use and occupancy thereof;

     (b) A current, final, "as built" survey of the Premises, certified to Lender and the Title Insurer, showing the completed improvements; and

     (c)  Certificate of substantial completion from Borrower's Architects.

                               ARTICLE V

          Borrower's Representations, Warranties and Covenants
          ----------------------------------------------------

   5.1 Borrower represents and warrants that:

    (a) Borrower and Guarantor are corporations and each such entity is duly organized, validly existing and in good standing under the laws of the state of its incorporation, has stock outstanding which has been duly and validly issued, is qualified to do business and is in good standing in the state in which the Premises are located with full power and authority to consummate the transactions contemplated hereby;

    (b) The Plans are satisfactory to Borrower, have been reviewed and approved by Guarantor, the General Contractor, the lessor under the Ground Lease, if required by the Ground Lease, Borrower's Architects and, to the extent required by applicable law or any effective restrictive covenant, by all Governmental Authorities and the beneficiary of any such covenant; all construction, if any, already performed on the Improvements has been performed on the Premises in accordance with the Plans approved by the persons named above and with any restrictive covenants applicable thereto; there are no structural defects in the Improvements or violations of any requirement of any Governmental Authorities with respect thereto; the planned use of the Improvements complies with applicable zoning ordinances, regulations and restrictive covenants affecting the Premises as well as environmental, ecological, landmark and other applicable laws and regulations; and all requirements for such have been satisfied;

     (c) Financial Statements have been heretofore delivered to Lender which are true, correct and current in all respects and which fairly present the respective financial conditions of the subjects thereof as of the respective dates thereof; no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no borrowings (other than the Loan) which might give rise to a lien or claim against the Mortgaged Property or Loan proceeds have been made by Borrower, Guarantor or others since the date thereof;

     (d) These are no actions, suits or proceedings pending, or to the knowledge of Borrower, threatened against or affecting Borrower, Guarantor, the Premises, the validity or enforceability of the Mortgage or the priority of the lien thereof at law, in equity or before or by any Governmental Authorities; neither Borrower nor Guarantor is in default with respect to any order, writ, injunction, decree or demand of any court or Governmental Authorities;

     (e) The consummation of the transactions contemplated hereby and performance of this Agreement, the Note, Mortgage and Guaranty have not and will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, bank loan or credit agreement, corporate charter, by-laws, partnership agreement or other instrument to which Borrower or Guarantor is a party or by which any of them may be bound or affected;

     (f) All utility services necessary for the construction of the Improvements and the operations thereof for their intended purposes are available in adequate capacities at the boundaries of the Premises, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities, and all of such utility services enter the Premises through public rights-of-way or through recorded private easements reviewed and approved by Lender;

     (g) Each Draw Request presented to Lender, and the receipt of the funds requested thereby, shall constitute an affirmation that the representations and warranties contained in Sections 5.1 and 5.2 remain true and correct as of the respective dates thereof;

     (h) Borrower has entered into no contract or arrangement of any kind the performance of which by the other party thereto would give rise to a lien on the Mortgaged Property except for its arrangements with Borrower's Architects, the General Contractor, and Subcontractors who have been paid in full and have provided Lien Waivers for all payment due under said arrangements as of the end of the period covered by the last Draw Request;

    (i) All roads necessary for the full utilization of the Improvements for their intended purposes have either been completed or the necessary rights-of-way therefor have been acquired by appropriate Governmental Authorities or dedicated to public use and accepted by said Governmental Authorities, and all necessary steps have been taken by Borrower and said Governmental Authorities to assure the complete construction and installation thereof no later than the Completion Date or any earlier date required by any law, order or regulation, or any Lease;

    (j) There exists no Event of Default, as therein defined, under the Note or Mortgage, and no event or state of facts exists which after notice or the passage of time, or both, could give rise to an Event of Default thereunder;

    (k) The approved Plans referred to in subsection (b) of this Section are the same as the filed plans referred to in the building permits for the Improvements;

    (l) Borrower advised the Title Insurer in writing prior to the issuance of the title policy insuring the Mortgage whether any survey, soils-testing, site development, excavation or other work related to construction of the Improvements was begun or done before the Mortgage was recorded;

    (m) No assessments (except installments yet due and payable) of any nature will remain unpaid after the last Hard Costs advance, including, without limitation, assessments relating to street, roads, entrances, waterlines, sanitary and storm sewers, gaslines and all other utilities including, without limitation, acreage fees and trunk sewers;

    (n) Borrower shall indemnify and hold Lender harmless from all claims of every kind, of every person, including, without limitation, employees of Borrower, contractors and employees of contractors, tenants of Borrower, subtenants or concessionaires of any tenants, and employees and business invitees of any tenants, which claims arise from or out of the construction, use, occupancy or possession of the Improvements or the Mortgaged Property;

    (o) The Mortgaged Property has not been damaged or injured as a result of any fire, explosion, accident, flood, gasoline or chemical leakage or other casualty; and

    (p) General Contractor and all Subcontractors have performed all work in connection with the Project for which they have been paid and General Contractor and all Subcontractor, have been paid for all work in connection with the Project performed through the cutoff date of the immediately preceding Draw Request.

5.2  Borrower covenants and agrees with Lender that Borrower will:

    (a) Promptly comply with all laws, ordinances, orders, rules, statutes and regulations of Governmental Authorities and promptly furnish Lender with reports of any official searches made by Governmental Authorities and any claims of violations thereof;

     (b) Permit Lender and its representatives to enter upon the Premises, inspect the Improvements and all materials to be used in the construction thereof and examine all detailed plans and shop drawings which are or may be kept at the construction site; Borrower will cooperate and cause the General Contractor and Subcontractors to cooperate with Lender to enable Lender to perform its inspections hereunder;

     (c) Pay all Hard Costs and Soft Cost and expenses required for completion of the Improvements and the satisfaction of the conditions of this Agreement, including, without limitation:

          (i) all document and stamp taxes, recording and filing expenses and fees and commissions lawfully due to brokers in connection with the transactions contemplated hereby;

          (ii) the fees and expenses of Lender's counsel, in connection with the preparation for and consummation of the transactions contemplated hereby, and for any services of such parties which may be required in addition to those normally and reasonably contemplated hereby; and

          (iii) any taxes, insurance premiums, liens, security interests or other claims or charges against the Mortgaged Property;

     (d) Commence construction of the Improvements no later than thirty (30) days from the date hereof; submit a Draw Request for the Initial Advance within thirty (30) days after such commencement and subsequent advances on a monthly basis thereafter; cause the construction thus begun to be prosecuted with diligence and continuity in a good and workmanlike manner in accordance with the Plans; use only materials, fixtures, furnishings and equipment in connection with construction of the Improvements that are not used or obsolete; and complete construction of the Improvements, and the installation of all necessary roads and utilities, in accordance with Plans, on or before the Completion Date, free and clear of defects and liens or claims for liens for material supplied or labor or services performed in connection with the construction of the improvements;

     (e) Receive and deposit in the Construction Loan Checking Account all advances made hereunder; hold the same and the right to receive the same as a trust fund for the purpose of paying only Hard Costs and Soft Costs;

     (f) Indemnify Lender against claims of broker arising by reason of the execution hereof or the consummation of the transactions contemplated hereby;

     (g) Deliver to Lender copies of all contracts, bills of sale, statements, receipted vouchers and agreements under which Borrower claims title to any materials, fixtures or articles incorporated into the Improvements or subject to the lien of the Mortgage, or under which Borrower has incurred costs for which Borrower is entitled to a

Loan advance, and deliver to Lender such other data or documents in connection with the Improvements as Lender may from time to time request;

   (h) Upon demand of Lender, correct any defect (structural or otherwise) in the Improvements or any departures from the Plans not approved by Lender;

   (i) Deliver to Lender a certified and correct copy of all Leases of the Premises whether executed before or after the date hereof and keep all of same in full force and effect in accordance with the covenants of Borrowers contained in the Mortgage;

   (j) Not permit the performance of any work pursuant to any Change Order until Lender: (i) shall have received a copy thereof and (ii) in the case of Change Orders which will result in (A) a change in the aggregate of the contract prices for the construction of the Improvements in excess of the Single Change Order Amount or which, together with the aggregate of Change Order theretofore executed by Borrower (excluding those approved by Lender pursuant to this subsection) will result in a change in such prices in excess of the Aggregate Change Order Amount or (B) a change in the character of the Improvements, shall have given specific written approval thereof; it being understood that approval of any Change Order will not obligate Lender to increase or advance any Loan Budget Amount on account of any such Change Order;

  (k) Require covenants from the General Contractor to the same effect as the covenant made by Borrower in the immediately preceding subsection; and Borrower will provide in every General Contract that the General Contractor will deliver to Lender upon request of Lender, copies of all Subcontracts, Change Orders and any other contract, purchase order or subcontract covering labor, materials, equipment of furnishings to or for the Improvements, and the names of all persons with whom the General Contractor has contracted or intends to contract for the construction of the Improvements or for the furnishings of labor or materials therefor;

  (l) Employ suitable means to protect from theft and vandalism all portions of the Improvements and building materials stored on the Premises; and

  (m) Comply with all restrictions, covenants and easements affecting the Premises or the Improvements and cause the satisfaction of all conditions of this Agreement.

5.3 Borrower covenants that the representations and warranties made by it in Sections 5.1 and 5.2 hereof, and by each Guarantor in the Guaranty, will be continuously true and correct.

                                  ARTICLE IV

                              General Conditions
                              ------------------

     6.1 The following conditions shall be applicable at all times during the term of the Loan:

         (a) Any advance by Lender of Loan proceeds hereunder made prior to or without the fulfillment by Borrower of all the conditions precedent thereto, whether or not known to Lender, shall not constitute a waiver by Lender of the requirement that all conditions, including the non-performed conditions, shall be required with respect to all future advances;

         (b) All documentation and proceedings deemed by Lender to be necessary or required in connection with this Agreement and the documents relating hereto shall be subject to the prior approval of, and satisfactory to, Lender as to form and substance. In addition, the persons or parties responsible for the execution and delivery of, and signatories to, all of such documentation, shall be acceptable to, and subject to the approval of, Lender;

        (c) If at any time Lender notifies Borrower that, in Lender's reasonable judgment, the undisbursed balance of the Loan (including contingency) is insufficient to pay the remaining Hard Costs and Soft Costs, Borrower shall either: (i) deposit with Lender an amount equal to such deficiency which Lender may from time to time apply, or allow Borrower to apply, to such Hard Costs and Soft Costs; (ii) pay for such Hard Costs and Soft Costs in the amount of such deficiency so that the amount of the Loan which remains to be disbursed shall be sufficient to complete the Improvements, and Borrower shall furnish Lender with such evidence thereof as Lender shall require. Borrower hereby agrees that Lender shall have a lien on and security interest in any sums deposited pursuant to clause (i) above and that Borrower shall have no right to withdraw any such sums except for the payment of the aforesaid Hard Costs and Soft Costs as approved by Lender. Any such sums not used as provided in said clause (i) shall be released to Borrower when and to the extent that Lender determines that the amount thereof is more than the excess, if any, of the total remaining Hard Costs and Soft Costs of completion of the Improvements over the undisbursed balance of the Loan; provided, however, that should an Event of Default occur under the Note or Mortgage, Lender may, at its option, apply such amounts either to the costs of completion of the Improvements or to the immediate reduction of outstanding principal and/or interest under the Note;

        (d) Upon the occurrence of any Event of Default under the Note or Mortgage, Borrower does hereby irrevocably authorize Lender to advance any undisbursed Loan proceeds directly to the General Contractor, Subcontractors and other persons to pay for completion of the Improvements but Lender is under no obligation to do so. No further direction or authorization from Borrower shall be necessary to warrant such direct advances and all such advances shall satisfy pro tanto the obligations of Lender hereunder
--- -----
and shall be secured by the Mortgage as fully as if made to Borrower regardless of the disposition thereof by the General Contractor, any Subcontractor or other person;

      (e) All conditions of the obligation of Lender to make advances hereunder are imposed solely and exclusively for the benefit of Lender and may be freely waived or modified in whole or in part by Lender at any time if in its sole discretion it deems it advisable to do so, and no person other than Borrower (provided, however, that all conditions have been satisfied) shall have standing to require Lender to make any Loan advances or to be a beneficiary of this Agreement or any advances to be made hereunder. Any waiver or modification asserted by Borrower to have been agreed to by Lender must be in writing and comply with the provisions of subsection (h) of this Section;

      (f) Borrower hereby irrevocably authorizes Lender to disburse proceeds of the Loan to pay; (i) interest accrued on the Notes as it comes due; (ii) any and all commitment or loan fees; (iii) travel and inspection fees of Lender; (iv) fees and expense of Lender's counsel; and (v) to satisfy any of the conditions of this Agreement; notwithstanding that Borrower may not have requested disbursement of such amounts and whether or not Borrower may be in default under the Note or Mortgage. Any such disbursements shall be added to the outstanding principal balance of the Note and shall be secured by the Mortgage. The authorization granted hereby shall not prevent Borrower from paying interest, or satisfying said conditions, from its own funds and shall in no event be construed so as to relieve Borrower from its obligation to pay interest as and when due under the Note, or to satisfy said conditions, or to obligate Lender to disburse Loan proceeds for the payment of interest or the satisfaction of said conditions;

      (g) All notices to be given hereunder shall be sufficient if given in accordance with the provisions contained in Section 23 of the Mortgage;

      (h) No provisions of the Note, Mortgage, UCC-1 Financing Statements, Guaranty or this Agreement may be changed, waived, discharged or terminated orally, by telephone or by any other means except an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought;

      (i) Except as herein provided, this Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, personal representatives, successors and assigns. Notwithstanding the foregoing, Borrower, without the prior written consent of Lender, which consent may be withheld in Lender's sole discretion, may not assign, transfer or set over to another, in whole or in part, all or any part of its benefits, rights, duties and obligations hereunder, including, without limitation, performance of and compliance with conditions hereof and the right to receive the proceeds of current or future advances; and

      (j) Borrower acknowledges that Borrower has selected or will select all architects , engineers, contractors, subcontractors, materialmen, and other furnishing services or materials for the Improvements and the Lender shall have no responsibility whatsoever for them or for any inspection reports or for the quality of their materials or workmanship. It is understood that Lender's sole function is that of lender and that the only consideration passing from Lender to Borrower are the Loan proceeds in accordance with and subject to the terms of this Agreement. Borrower shall have no right to rely on any procedures required by Lender herein, such procedures begin solely for the benefit and protection of Lender.

    6.2 The cover page and the Exhibits annexed hereto are incorporated as a part of this Agreement with the same effect as if set forth in the body hereof.

                                  ARTICLE VII

                             Particular Provision
                             ---------------------

    7.1 Equity Requirement. Borrower shall be required to contribute equity to
        ------------------
the Project in an amount sufficient to complete the Project based on the Project Budget. Based on the current Project Budget, Borrower shall be required to contribute Four Million One Hundred Sixty-Two Thousand Seven Hundred Twenty-Seven Dollars ($4,162,727.00) in equity to the Project.

    7.2 Special Conditions. Lenders' obligations to close and fund the Loan are
        ------------------
subject to the following additional terms and conditions:

        a. Borrower shall provide Lender with evidence satisfactory to Lender, in Lender's reasonable discretion, that Borrower has consummated a sale of common stock with Freeman Spogli & Co. ("FS&C), as a result of which Borrower has a net worth of not less than Forty-Five Million Dollars ($45,000,000.00) and is carrying mezzanine debt of not greater than Fifty Million Dollars ($50,000,000.00) plus accrued interest thereon; and

        b. Borrower shall provide Lender with evidence satisfactory to Lender, in Lender's reasonable discretion, that borrower has closed and, subject to borrowing base availability, has available a line of credit in the amount of One Hundred Fifty Million Dollars ($150,000,000.00) from Chase Manhattan Bank.

    7.3 This Agreement shall be governed by and construed under the laws of the State of New York.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written, the execution hereof by Borrower constituting:
(a) a certification by the party or parties executing on its behalf that the representations and warranties made in Article V are true and correct as of the date hereof and that each of them duly holds and is incumbent in the position indicated under his name; and (b) the undertaking of said party or parties that each Draw Request, whether or not personally made by any or all of them, shall constitute the personal affirmation on the part of each of them that at the time thereof said representations and warranties are true and correct.

KEYBANK NATIONAL ASSOCIATION            GALYAN'S TRADING COMPANY, INC.
a national banking association          an Indian corporation

By: /s/ [ILLEGIBLE]                     By:  /s/ Robert A. Stout
   ---------------------------             ---------------------------

Its:  Vice President                    Its:  Treasurer
    --------------------------              --------------------------

STATE OF OHIO )
                      ) ss:
COUNTY OF FRANKLIN )


        On the 4th day of November, in the year 1999, before me, the undersigned, a notary public in and for said state, personally appeared Robert
L. Zelina, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.


                                   /s/ [ILLEGIBLE]
                                ----------------------------------
                                Notary Public

STATE OF Indiana   )                                 CHERYL A. BULLOCK
                   ) ss:              [SEAL]    NOTARY PUBLIC, STATE OF OHIO
COUNTY OF Hendricks)                         MY COMMISSION EXPIRES OCT. 1, 2001


        On the 29 day of October, in the year 99, before me, the undersigned, a notary public in and for said state, personally appeared Robert A. Stout, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

                                   /s/ [ILLEGIBLE]
                                ----------------------------------
                                Notary Public

                                                                [SEAL]

                                                            EXHIBIT "A"
                                                            -----------

                                                          BUDGET TEMPLATE

----------------------------------------------------------------------------------------------------------------------------------
PROJECT NAME                    Galyan's Budget
----------------------------------------------------------------------------------------------------------------------------------

--------------------------                ----------------------------------------------------------------------------------------
DEVELOPMENT BUDGET                        SIZE OF BUILDING (SQ FT)                                         PHASE I         80,000
--------------------------                ----------------------------------------------------------------------------------------
                                                                                                           PHASE II             0
                                                                                                           -----------------------

--------------------------              LOAN $          LOAN $                          TOTAL          COST/      % TOTAL
LAND & SITE WORK                        PHASE 1         PHASE 2     EQUITY              COST           UNIT         COST
--------------------------              -------         -------     ------              ----           ----         ----
LAND                                          $0             $0           $0                  $0      $0.00         0.00%
SITE IMPROVEMENTS                       $100,465             $0           $0            $100,465      $1.28         1.07%
                                   -----------------------------------------------------------------------------------------------
TOTAL LAND & SITE WORK                  $100,465             $0           $0            $100,465      $1.28         1.07%

--------------------------
HARD COSTS
--------------------------
BUILDING CONTRACT                     $3,824,102             $0  $1,011,633           $4,835,735     $60.45       51.37%
SHELL OTHER                             $341,000             $0          $0             $341,000      $4.26        3.62%
INTERIOR OTHER                                $0             $0  $3,151,094           $3,151,094     $39.39       33.48%
CONTINGENCY (HARD)                      $312,033             $0          $0             $312,033      $3.90        3.32%
                                   -----------------------------------------------------------------------------------------------
TOTAL HARD COSTS                      $4,477,135             $0  $4,162,727           $8,639,862    $108.00       91.79%

SOFT COSTS
DEVELOPMENT FEE                               $0             $0          $0                   $0     $0.00         0.00%
ARCHITECT/ENGINEER FEE                  $311,000             $0          $0             $311,000     $3.89         3.30%
PRE CONSTRUCTION SERVICES                     $0             $0          $0                   $0     $0.00         0.00%
APPRAISAL                                 $7,000             $0          $0               $7,000     $0.09         0.07%
PERMITS                                  $65,000             $0          $0              $65,000     $0.81         0.69%
INSPECTION FEES                           $4,400             $0          $0               $4,400     $0.06         0.05%
MARKETING COST                                $0             $0          $0                   $0     $0.00         0.00%
BUILDER RISK INSURANCE                        $0             $0          $0                   $0     $0.00         0.00%
LIABILITY INSURANCE                           $0             $0          $0                   $0     $0.00         0.00%
KEYBANK FEE                                   $0             $0          $0                   $0     $0.00         0.00%
LEASING COMMISSIONS                           $0             $0          $0                   $0     $0.00         0.00%
CLOSING COSTS                                 $0             $0          $0                   $0     $0.00         0.00%
CONSTRUCTION LOAN COSTS                       $0             $0          $0                   $0     $0.00         0.00%
CONSTRUCTION INTEREST                   $275,000             $0          $0             $275,000     $3.44         2.92%
MISCELLANEOUS/OTHER                           $0             $0          $0                   $0     $0.00         0.00%
CONTINGENCY (SOFT)                       $10,000             $0          $0              $10,000     $0.13         0.11%
                                   -----------------------------------------------------------------------------------------------
TOTAL SOFT COST                         $672,400             $0          $0             $672,400     $8.41         7.14%

                                   -----------------------------------------------------------------------------------------------
TOTAL DEVELOPMENT COST                $5,250,000             $0  $4,162,727           $9,412,727   $117.68       100.00%
                                   -----------------------------------------------------------------------------------------------
PERCENT OF TOTAL COSTS                    55.78%          0.00%      44.22%              100.00%

--------------------------
CONTINGENCY                                           % of Hard   % of Soft
--------------------------                            ---------   ---------
       HARD                             $312,033        7.32%
       SOFT                              $10,000                    1.51%
                                   --------------
       TOTAL                            $322,033

--------------------------
COMMENTS                           CONSTRUCTION INTEREST IS SUFFICIENT TO CARRY THE LOAN FOR 15
--------------------------         MONTHS AS DETAILED BELOW.

                                   CONSTR. PERIOD (12 months @ 40% outstanding / 8.00% interest)                $168,000
                                   ADD'L CARRY (3 months @ 100% outstanding / 8.00% interest)                   $105,000
                                                                                                                --------
                                   TOTAL INTEREST EXPENSE                                                       $273,000

                                  EXHIBIT "B"


        Pending disbursement of the full proceeds of the loan secured by the mortgage set forth under Schedule A hereof, this policy insures only to the extent of the amount actually disbursed, but increases as each disbursement is made up to the face amount of the policy. However, if disbursements are made which the holder of such mortgage was not obligated to make after holder's receipt of a written notice of a lien or encumbrance or of work or labor performed or to be performed or of machinery, material or fuel furnished or to be furnished, said mortgage, to the extent of said disbursements, shall be subordinate to the lien or encumbrance specified in such notice or to a valid mechanic's lien for the work or labor actually performed or machinery, material or fuel actually furnished as specified in such notice.

                                  EXHIBIT "C"
                                  -----------
                 CONTRACTOR'S FINAL RECEIPT AND WAIVER OF LIEN
                 ---------------------------------------------


        In connection with the construction of a project for GALYAN'S TRADING COMPANY, INC. ("Galyan's") at the Walden Galleria, Buffalo, New York (the "Project") and the payments to ________________________ (the "Contractor") by checks in the aggregate amount of requisitioned by the contractor for all work performed and materials supplied prior to and including ____________________, the Contractor DOES HEREBY CERTIFY AND ACKNOWLEDGE, for the benefit of KeyBank National Association ("KeyBank") that it has received all sums due and owing to it, and, in consideration of such payment, DOES HEREBY FOREVER RELEASE AND WAIVE, for itself, its successors and assigns, any and all liens, claims or demands which it has or might have against including any and all rights which it has or might have against to the New York Lien Law to file any lien or notice of lien against the Project or any property of on account of any and all labor performed or materials furnished for the Project to the date hereof, and DOES HEREBY AGREE to indemnify and hold harmless against any and all rights, claims and demands of subcontractors or materialmen on account of or deriving from work performed or materials supplied by any of them for the Project to the date hereof and to satisfy promptly any and all liens asserted or imposed by any of them against the Project or any property of on account of any such right, claim or demand.

        IN WITNESS WHEREOF, the Contractor has caused this Certificate to be duly executed and the seal of the Contractor to be affixed as of the date of the requisition hereinabove identified by the undersigned officer each of whom is duly authorized to do so.

DATED:
      -----------------         --------------------------------------,
                                a
                                 --------------------

                                By:
                                       -----------------------------------
                                Name:
                                       -----------------------------------
                                Title:
                                       -----------------------------------


STATE OF ________________)
                         ) ss:
COUNTY OF _______________)

        On the _____ day of ________________, in the year ______, before me, the undersigned, a notary public in and for said state, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

                                -----------------------------------
                                Notary Public

                     WAIVER OF LIEN -- COMMERCIAL PROJECT

        FOR A VALUABLE CONSIDERATION, paid to the undersigned, the receipt whereof is hereby acknowledged, the undersigned hereby formally and irrevocably waivers, releases and relinquishes any and all claims, charges or rights of lien for materials, equipment, work, labor and services of any nature whatsoever with respect to the following:

1.      Name of Project and Location:
                                     -------------------------------------------

        ------------------------------------------------------------------------

2.      Legal Description; See Attached Exhibit A

3.      For Labor/Material, give or attach description of services rendered:

        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

        The undersigned acknowledges payment and other satisfaction [on behalf of ___________] for all obligations for material and equipment furnished and for work, labor and services performed, in connection with the performance of its obligations under a construction contract with respect to the premises (with the exception of retainage in accordance with the terms of the contract) to the extent of materials, equipment work, labor and/or services covered by the following invoices in the following amounts:

                              Invoice No.                      Amount
                              ---------------                  --------------

                              ---------------                  --------------

                              ---------------                  --------------

4.      Total amount of Labor/Material for project:            $
                                                                -----------------------

5.      Total amount of Labor/Material to date:                $
                                                                -----------------------

Signed and delivered this      day of            , 1999.
                          ----        -----------

                                            -------------------------------------------------------

                                            By:
                                               ----------------------------------------------------
                                                                Name and Title

STATE OF NEW YORK    )
                     ) ss:
COUNTY OF ERIE       )

        On the _____ day of ________________, in the year ______, before me, the undersigned, a notary public in and for said state, personally appeared _________________________, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s) or the person upon behalf of which the individual(s) acted, executed the instrument.

                                -----------------------------------
                                Notary Public

                                  EXHIBIT "D"
                                  -----------
                         VERIFIED STATEMENT UNDER OATH
                      PURSUANT TO SECTION 22 OF LIEN LAW
                           OF THE STATE OF NEW YORK

STATE OF INDIANA    )
                        ) SS:
COUNTY OF HENDRICKS     )

        ROBERT A. STOUT, being duly sworn, deposes and says:

        I reside at 22 Masters Circle, Brownsburg, Indiana. I am the Treasurer of GALYAN'S TRADING COMPANY, INC., the Borrower referred to in the Building Loan Agreement. The consideration paid, or to be paid, by the Borrower to the Lender for the loan described therein is Twenty-Six Thousand Two Hundred Fifty Dollars ($26,250.00), and that all other expenses incurred, or to be incurred, in connection with said loan are as follows:

Brokers' Commission                             $ -0-

Examination and insurance of title
and recording fees                              $12,500.00

Mortgage Tax                                    $52,500.00

Architect's, engineer's and surveyor's fees     $311,000.00

Transfer Tax                                    $-0-



Appraisals                                      $  7,000.00

Building loan services fees                     $-0-

Sums paid to establish an escrow account
with Lender for future payments of taxes,
fire insurance premiums and water rents         $-0-



Interest on building loan during construction   $ 275,000.00

Contingency cost of improvements [other than    $  14,400.00
amounts available for the "improvement", as defined in Lien Law]

Sums paid to discharge or reduce the
indebtedness under mortgages and accrued
interest thereon and other prior existing
encumbrances                                    $ -0-
                                                -----------------------------

Sums paid to discharge building loan
mortgages wherever recorded                     $ -0-
                                                -----------------------------

Taxes, assessments, water rents and sewer
rents paid (existing prior to commencement
of improvements)                                $ -0-
                                                -----------------------------


and that net sum available to the said Borrower for the improvement is Four Million Five Hundred Seventy-Seven Thousand Six Hundred Dollars ($4,577,600.00), less such amounts as may become due or payable for insurance premiums, interest on building loan mortgages, ground rent, taxes, assessments, water rents and sewer rents accruing during the making of the improvement.

        If more than one person joins in the execution of this affidavit, and if any be of the feminine sex, the relative words herein shall be read as if written in the plural, or in the feminine gender, as the case may be.

        This statement is made pursuant to Section 22 of the Lien Law of the State of New York.

        The facts herein stated are true to the knowledge of the deponent.

                                        GALYAN'S TRADING COMPANY, INC. an
                                        Indiana corporation


                                        By:    /s/ Robert A. Stout
                                               --------------------------
                                        Name:  ROBERT A. STOUT
                                               --------------------------
                                        Title: TREASURER
                                               --------------------------



Sworn to before me this
29 day of October 1999


/s/ Brenda K. Burns
----------------------------
Notary Public

                        [SEAL]

                                  EXHIBIT "A"



   Leasehold Tract
   ---------------

   ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Cheektowaga, County of Erie and State of New York, being part of Lot 16, Township 11, Range 7 of the Holland Land Company's Survey and being further described as follows:

   COMMENCING at the northeast corner of lands conveyed to the Pyramid Company by deed recorded in Liber 9765 of Deeds at Page 431 as shown on a "1993 Survey of Walden Galleria, Lands of Pyramid Company of Buffalo" prepared by TVGA Engineering, Surveying, P.C. dated January 24, 1992 and revised December 12, 1993:

thence N 77[degrees] 57' 23" W, a distance of 869.21 feet to the southwest corner of an existing mall building and the True Point of Beginning;

thence easterly along the face of the existing building 63.73 feet;

thence southerly along the face of the existing building 197.04 feet;

thence westerly along the face of the existing building 40.02 feet;

thence southerly along the face of the existing building 23.36 feet to a point on the face of said existing building;

thence westerly at an interior angle of 89[degrees] 34' 10" a distance of 185.57 feet to a point;

thence northerly at an interior angle of 90[degrees] 25' 60" a distance of
239.28 feet to a point;

thence easterly at an interior angle of 89[degrees] 57' 38" a distance of 22.61 feet to a point;

thence northerly at an exterior angle of 90[degrees] 08' 07" a distance of 28.89 feet to a point;

thence easterly at an interior angle of 90[degrees] 18' 57" a distance of
111.22 feet to a point of curvature;

thence easterly and southerly along a curve to the right having a radius of 6.00 feet and defection angle of 92[degrees] 23' 31" a curve length of 9.68 feet to a point;

thence southerly along a line tangent to the last described curve a distance of
16.50 feet to a point;

thence easterly at an exterior angle of 90[degrees] a distance of 3.67 feet to a point of curvature;

thence easterly and southerly along a curve to the right having a radius of 6.00 feet and a deflection angle of 90[degrees] a curve length of 9.42 feet to a point;

thence southerly along a line tangent to the last described curve a distance of
20.92 feet to a point;


                                                               Page 1 of 6 pages

                                  EXHIBIT "A"



   Shopping Center Tract
   ---------------------

PARCEL 1

   BEING ALL THAT TRACT OR PARCEL OF LAND located on the north side of Walden Avenue, west of Union Road in the Town of Cheektowaga, County of Erie, State of New York and being part of Lots 16 and 17, Township 11, Range 7 of the Holland Land Company's Survey and further bounded and described as follows:

   BEGINNING at the intersection of the east line of New York State Thruway (Parcel 28, Map 28, R-3) with a southeasterly line of Galleria Drive which is also the southeasterly line of lands formerly owned by the Consolidated Rail Corporation (formerly West Shore Railroad);

   thence 59[degrees] 45' 30" E along the southeasterly line of Galleria Drive, a distance of 1290.05 feet to a point of curve in a southerly line of Galleria Drive;

   thence northeasterly along a curve to the right having a radius of 351.97 feet and a central angle of 29[degrees] 49' 24" and being along a southeasterly line of Galleria Drive, an arc distance of 183.21 feet to a point of tangency;

   thence N 89[degrees] 34' 53" E tangent to the last described curve and along a south line of Galleria Drive, a distance of 353.60 feet to a point of curve;

   thence southeasterly along a curve to the right having a radius of 346.97 feet and a central angle of 40[degrees] 00' 00" and being along a southwesterly line of Galleria Drive, an arc distance of 242.23 feet to a point of tangency;

   thence S 50[degrees] 25' 07" E tangent to the last described curve and along a southwest line of Galleria Drive, a distance of 312.12 feet to a point on the north line of former Postal Drive;

   thence N 89[degrees] 13' 35" W along said north line of former Postal Drive, a distance of 59.53 feet;

   thence S 0[degrees] 46' 25" E, a distance of 80.00 feet;

   thence S 0[degrees] 34' 30" W, a distance of 394.79 feet;

   thence N 80[degrees] 81' 43" W, a distance of 107.60 feet;

   thence S 9[degrees] 30' 05" W, a distance of 279.86 feet;

   thence S 37[degrees] 18' 35" W, a distance of 83.60 feet to a point on the north line of McKesson Drive;

   thence S 0[degrees] 34' 30" W, a distance of 225.82 feet;

   thence S 89[degrees] 41' 29" W and parallel with the north line of Lot 18, a distance of 153.14 feet to an angle point in said line;

   thence N 71[degrees] 42' 10" W, a distance of 314.90 feet;

   thence S 0[degrees] 34' 30" W, a distance of 1090.28 feet;

   thence N 89[degrees] 41' 30" E, a distance of 400.01 feet;

   thence S 0[degrees] 34' 30" W, a distance of 855.60 feet to the northerly right of way line of Walden Avenue;


                                                               Page 2 of 6 pages

                                  EXHIBIT "A"

   thence N 64[degrees] 50' 07" W along the northerly line of Walden Avenue, a distance of 109.97 feet;

   thence N 40[degrees] 10' 08" E, a distance of 23.64 feet;

   thence N 0[degrees] 34' 30" E, a distance of 204.61 feet;

   thence N 15[degrees] 34' 30" E, a distance of 57.98 feet;

   thence N 0[degrees] 34' 30" E, a distance of 370.00 feet;

   thence N 41[degrees] 18' 32" W, a distance of 79.38 feet;

   thence S 89[degrees] 41' 30" W, a distance of 405.73 feet;

   thence S 52[degrees] 27' 08" W, a distance of 247.84 feet;

   thence S 0[degrees] 34' 30" W, a distance of 287.37 feet to the north line of Walden Avenue;

   thence westerly along the northerly right of way line of Walden Avenue the following two (2) courses:

(i) N 77[degrees] 35' 21" W, a distance of 224.21 feet;

(ii) N 84[degrees] 52' 28" W, a distance of 313.26 feet to the intersection of the northerly right of way line of Walden Avenue (Parcel 79, Map 78, R-2) and the easterly line of the New York State Thruway (Parcel 77, Map 77, R-3);

   thence north along the easterly line of the New York State Thruway the following seven (7) courses:

(i) N 33[degrees] 37' 00" W, a distance of 113.03 feet;

(ii) N 5[degrees] 02' 14" W, a distance of 172.23 feet to a point of curve;

(iii) along a curve to the left having a radius of 450.00 feet and a central angel of 31[degrees] 18' 46", an arc distance of 245.93 feet to a point of tangency;

(iv) tangent to the last described curve N 36[degrees] 20' 57" W a distance of
254.14 feet;

(v) N 29[degrees] 54' 09" W, a distance of 423.50 feet;

(vi) N 5[degrees] 08' 33" W, a distance of 201.56 feet;

(vii) N 1 degree 58' 57" E, a distance of 788.24 feet to the point of beginning.

   EXCEPTING AND RESERVING FROM PARCEL 1:

   ALL THAT TRACT OR PARCEL OF LAND located north of Walden Avenue in the Town of Cheektowaga, County of Erie, State of New York and being part of Lot 15, Township 11, Range 7 of the Holland Land Company's Survey and further bounded and described as follows:

   COMMENCING at the northeast corner of land conveyed to The Pyramid Company of Buffalo by deed recorded in Liber 9765 of Deeds at Page 431; thence S 05[degrees] 56' 00" W, a distance of 1098.10 feet to the point of beginning;



                                                               Page 3 of 6 pages

                                  EXHIBIT "A"

   thence along a curve to the right having a radius of 302.00 feet, a central angle 14[degrees] 54' 60", an arc length of 78.61 feet and having a chord bearing of S 45[degrees] 54' 55" W and a chord length of 78.39 feet to a point of tangency;

   thence S 53[degrees] 22' 20" W, a distance of 474.39 feet to a point of curve;

   thence along a curve to the right having a radius of 160.00 feet, a central angle of 37[degrees] 12' 10", an arc length of 103.89 feet and a chord bearing of S 71 58' 25" W and a chord length of 102.07 feet to a point of tangency;

   thence N 89[degrees] 25' 30" W, a distance of 96.75 feet to a point of curve;

   thence along a curve to the right having a radius of 139.00 feet, a central angle of 89[degrees] 43' 16", an arc length of 217.66 feet and having a chord bearing of N 44[degrees] 33' 52" W and a chord length of 196.10 feet to a point of reverse curve;

   thence along a curve to the left having a radius of 498.00 feet, a central angle of 36[degrees] 51' 08", an arc length of 320.31 feet and having a chord bearing of N 18[degrees] 07' 48" W and a chord length of 314.82 feet;

   thence N 36[degrees] 33' 21" W, a distance of 124.63 feet;

   thence N 45[degrees] 34' 30" E, a distance of 312.97 feet;

   thence S 89[degrees] 25' 30" E, a distance of 331.29 feet;

   thence N 45[degrees] 34' 30" E, a distance of 29.28 feet;

   thence S 44[degrees] 25' 30" E, a distance of 368.36 feet;

   thence S 45[degrees] 34' 30" W, a distance of 30.25 feet;

   thence S 44[degrees] 25' 30" E, a distance of 139.62 feet;

   thence S 52[degrees] 48' 36" E, a distance of 40.65 feet to the point of beginning.

   ALSO EXCEPTING FROM PARCEL 1:

   ALL THAT TRACT OF PARCEL OF LAND located north of Walden Avenue in the Town of Cheektowaga, County of Erie, State of New York and being part of Lot 16, Township 11, Range 7 of the Holland Land Company's Survey and further bounded and described as follows:

   COMMENCING at the northeast corner of land conveyed to The Pyramid Company of Buffalo by deed recorded in Liber 9765 of Deeds at Page 431; thence S 53[degrees] 17' 50" W, a distance of 881.15 feet to the point of beginning;

   thence S 00[degrees] 33' 07" W, a distance of 197.96 feet;

   thence N 89[degrees] 25' 22" W, a distance of 79.58 feet;

   thence S 00[degrees] 34' 37" W, a distance of 14.64 feet;

   thence S 45[degrees] 34' 38" W, a distance of 80.55 feet;

   thence S 17[degrees] 05' 56" E, a distance of 65.20 feet;

                                                               Page 4 of 6 pages

                                  EXHIBIT "A"

   thence S 45[degrees] 34' 30" W, a distance of 248.74 feet;

   thence N 37[degrees] 29' 49" W, a distance of 70.76 feet to a point of curve;

   thence along a curve to the right having a radius of 464.00 feet, a central angle of 07[degrees] 35' 40" an arc length of 61.50 feet and having a chord bearing of N 33[degrees] 41' 58" W and a chord length of 61.46 feet to a point of tangency;

   thence N 29[degrees] 54' 09" W, a distance of 214.65 feet to a point of curve;

   thence along a curve to the right having a radius of 664.00 feet, a central angle of 32[degrees] 28' 18", an arc length of 376.31 feet and having a chord bearing of N 13[degrees] 40' 00" W and a chord distance of 371.30 feet to a point of tangency;

   thence N 02[degrees] 34' 09" E, a distance of 215.22 feet;

   thence S 89[degrees] 17' 42" E, a distance of 157.90 feet;

   thence S 00[degrees] 33' 55" W, a distance of 341.88 feet;

   thence S 89[degrees] 26' 05" E, a distance of 149.66 feet;

   thence S 00[degrees] 33' 55" W, a distance of 4.70 feet;

   thence S 89[degrees] 26' 08" E, a distance of 216.25 feet;

   thence S 00[degrees] 33' 55" W, a distance of 12.04 feet;

      thence S 89[degrees] 28' 06" E, a distance of 39.75 feet to the point of beginning.

   PARCEL 2

      BEING ALL THAT TRACT OR PARCEL OF LAND located on the northeast side of Galleria Drive, west of Union Road in the Town of Cheektowaga, County of Erie, State of New York and being part of Lot 17, Township 11, Range 7 of the Holland Land Company's Survey and further bounded and described as follows:

      BEGINNING at a point on the north line of Postal Drive (now known as Galleria Drive), said point being 700.96 feet measured (700.81 feet record) west of the west line of Union Road as measured along the north line of Galleria Drive;

      thence N 0[degrees] 46' 25" W, a distance of 350.31 feet;

      thence S 89[degrees] 34' 53" W, a distance of 701.45 feet to a point of curve in a north right-of-way line of Galleria Drive;

      thence southeast along a curve to the right having a radius of 416.97 feet and a central angle of 40[degrees] 00' 00" and along a northeast line of Galleria Drive, an arc distance of 291.10 feet to a point of tangency;

      thence S 50[degrees] 25' 07" E and tangent to the last described curve and along a northeast line of Galleria Drive, a distance of 274.72 feet to a point of curve;

      thence southeast along a curve to the left having a radius of 346.97 feet and a central angle of 30[degrees] 36' 59" and along a northeast line of Galleria Drive, an arc distance of 185.40 feet to a point on the north line of former Postal Drive (now known as Galleria Drive);

      thence N 89[degrees] 13' 35" E, a distance of 60.70 feet to the point of beginning.


                                                               Page 5 of 6 pages

                                  EXHIBIT "A"



PARCEL 3

   TOGETHER WITH THE RIGHTS AND SUBJECT TO the terms, conditions, covenants, restrictions and easements contained in that certain Construction, Operation and Reciprocal Easement Agreement dated as of September 1, 1989 made effective as of November 1, 1988 by and between Pyramid Company of Buffalo ("Pyramid"), Adcor Realty Corporation ("Adcor") and Corad Realty Corporation ("Corad") recorded October 11, 1989 in the Erie County Clerk's Office in Liber 10068 of Deeds at Page 179; as amended by that certain Agreement and First Modification to Construction, Operation and Reciprocal Easement Agreement by and between Pyramid, Adcor and Corad dated October 5, 1989 recorded October 11, 1989 in the Erie County Clerk's Office in Liber 10088 of Deeds at Page 380; as further amended by that certain Agreement and Second Modification to Construction, Operation and Reciprocal Easement Agreement by and between Pyramid, Adcor and Corad dated August 15, 1990 recorded August 21, 1990 in the Erie County Clerk's Office in Liber 10206 of Deeds at Page 25; as further amended by that certain Third Modification of Construction, Operation and Reciprocal Easement Agreement between Pyramid, The May Department Store Company and Corad dated as of July 11, 1991 recorded August 12, 1991 in the Erie County Clerk's Office in Liber 10318 of Deeds at Page 173 (collectively hereinafter referred to as the "REA").


                                                               Page 6 of 6 pages